TerraForm Power Announces Delayed Filing of Annual Report on Form 10-K and Receipt of NASDAQ Letter

BETHESDA, MD., March 16, 2016 - TerraForm Power, Inc. (Nasdaq: TERP), an owner and operator of clean energy power plants, announced that it is delaying the filing of its Annual Report on Form 10-K for the year ended December 31, 2015.

On February 29, 2016, TerraForm Power filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the “SEC”) regarding our delayed Form 10-K principally due to the need to complete all steps and tasks necessary to finalize our annual financial statements and other disclosures.   At that time, we expected that we would be able to file our Form 10-K within the 15-day extension period provided by Form 12b-25.

On February 29, 2016, SunEdison, Inc. (“SunEdison”), a Delaware corporation and our controlling shareholder, also filed a Form 12b-25, Notification of Late Filing, regarding the delayed filing of SunEdison’s Annual Report on Form 10-K for the year ended December 31, 2015.  SunEdison announced that its delay in filing its Form 10-K was principally due to (1) the need to complete all tasks and steps necessary to finalize the annual financial statements and the other disclosures required to be included in that filing, and (2) ongoing inquiries and investigations by the Audit Committee of its Board of Directors and its advisors relating to allegations concerning the accuracy of SunEdison’s anticipated financial position based on certain issues raised by former executives and current and former employees of SunEdison (the “SUNE-Related Matters”).

On March 16, 2016, SunEdison announced a further delay in filing its Form 10-K. This delay is principally due to the additional scope of work required from the identification by SunEdison’s management of material weaknesses in its internal controls over financial reporting, primarily due to deficient information technology controls in connection with newly implemented systems (the “SUNE-Internal Control Matters”). Because of these material weaknesses, additional procedures are necessary for SunEdison’s management to complete SunEdison’s annual financial statements and related disclosures, and in order for SunEdison’s independent registered accounting firm to finalize its audits of SunEdison’s annual financial statements and the effectiveness of internal controls over financial reporting as of December 31, 2015. SunEdison also announced that they have not completed the SUNE-Related Matters, including the investigation described above.

Due to our management services arrangement with SunEdison under the Management Services Agreement, our financial reporting and control processes rely to a significant extent on SunEdison systems and personnel. As a result, if there are control deficiencies at SunEdison, including with respect to the systems we utilize, it is necessary for us to assess whether those deficiencies could affect our financial reporting and, if so, address them to the extent necessary and appropriate prior to filing our Form 10-K.

SunEdison has informed us that they are continuing to work through the SUNE-Related Matters and SUNE-Internal Control Matters and we have been assessing whether the SUNE-Related Matters and SUNE-Internal Control Matters could affect our financial statements.    To date, we have not identified

any material misstatements or restatements of our audited or unaudited financial statements or disclosures for any period previously reported.

Additionally, we have not yet completed all steps and tasks necessary to finalize our financial statements and other required disclosures. We currently have identified material weaknesses in internal controls over financial reporting primarily due to ineffective controls in relation to our Enterprise Resource Planning (ERP) systems and processes for validating revenue recognition. We are working to remediate these issues as promptly as practicable.

As anticipated, because the filing of our Form 10-K will be delayed beyond the 15-day extension period of Form 12b-25, on March 15, 2016 we received a notification letter from a Director of NASDAQ Listing Qualifications. The notification letter stated that because we have not yet filed our Form 10-K for the year ended December 31, 2015, TerraForm Power is no longer in compliance with NASDAQ Marketplace Rule 5250(c)(1), which requires timely filing of periodic reports with the SEC.

Under the NASDAQ Listing Rules, TerraForm Power has until May 16, 2016, to submit a plan to NASDAQ as to how it plans to regain compliance with NASDAQ’s continued listing requirements. If we are still unable to file our Form 10-K by May 16, 2016, then we intend to submit a compliance plan on or prior to that date. If NASDAQ accepts our plan, NASDAQ can grant an exception of up to 180 calendar days from the filing’s due date, or until September 12, 2016, to regain compliance. TerraForm Power may regain compliance at any time during this 180-day period upon filing with the SEC its Form 10-K, as well as all subsequent required periodic financial reports that are due within that period. If NASDAQ does not accept our plan, we will have the opportunity to appeal that decision to a NASDAQ Hearings Panel. The NASDAQ notification letter has no immediate effect on the listing of our common stock on the NASDAQ Global Select Market.

Cautionary Note Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

They include, without limitation, statements relating to TerraForm Power’s plans for regaining and submitting a plan of compliance with NASDAQ’s continued listing requirements within the prescribed period; whether or not NASDAQ will accept the plan of compliance; the extension time, if any, granted by NASDAQ for the filing of the Form 10-K; the ongoing audit and the scope, outcome and timing of such audit; and our efforts to remediate any issues identified in the audit. These forward-looking statements are based on current expectations as of the date of this filing and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: TerraForm Power’s ability to regain compliance with NASDAQ’s continued listing requirements; whether NASDAQ will accept TerraForm Power’s plan of compliance and grant an extension; the impact of the delay in TerraForm Power’s completion of its financial statements and the filing of its Annual Report on Form 10-K; the impact of the ongoing audit; and our ability to remediate any issues identified in the audit; and other factors described in our Form 10-K for the fiscal year ended December 31, 2014, as well as additional factors we have described in other filings with the Securities and Exchange Commission.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the SEC.

TerraForm Power undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About TerraForm Power
TerraForm Power is a renewable energy leader that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.

Investor/Media Contact:
Brett Prior
TerraForm Power
bprior@terraform.com
Phone: +1 (650) 889 8628